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                                                               Exhibit 99.(a)(3)


                         NOTICE OF GUARANTEED DELIVERY

                        To Tender Shares of Common Stock
         (Together with the Associated Preferred Stock Purchase Rights)

                                       of

                        Sodexho Marriott Services, Inc.

                       Pursuant to the Offer to Purchase
                               dated May 17, 2001

                                       of

                             SMS Acquisition Corp.

                          a wholly-owned subsidiary of

                             Sodexho Alliance, S.A.
                   (Not to Be Used for Signature Guarantees)

   This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if the share certificates representing shares of Common Stock, par value $1.00 per share, of Sodexho Marriott Services, Inc., a Delaware corporation ("SMS"), together with the associated preferred stock purchase rights issued pursuant to the Rights Agreement dated as of October 8, 1993, as amended, between SMS and The Bank of New York, as Rights Agent (collectively, the "Shares") and all other documents required by the Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Offer, or if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. Such form may be delivered by hand, facsimile transmission or mail to the Depositary. See "The Offer-- Procedure for Tendering Shares" in the Offer to Purchase.

                        The Depositary for the Offer is:

                         EQUISERVE TRUST COMPANY, N.A.

             By Mail:                    By Overnight Courier:                     By Hand:
  EquiServe Trust Company, N.A.      EquiServe Trust Company, N.A.      EquiServe Trust Company, N.A.
         P.O. Box 842010                  40 Campanelli Drive             c/o Securities Transfer &
      Boston, MA 02284-2010               Braintree, MA 02184              Reporting Services, Inc.
                                        Attn: Corporate Actions          100 William Street--Galleria
                                                                              New York, NY 10038

                                 By Facsimile:
                          Attention: Sodexho Marriott

                                 (781) 575-4826

                        Confirm receipt of facsimile by
                                   Telephone:

                                 (781) 575-4816

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSIONS OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

   THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.
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Ladies and Gentlemen:

   The undersigned hereby tenders to SMS Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Sodexho Alliance, S.A., a French corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 17, 2001 and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below pursuant to the guaranteed delivery procedure set forth under "The Offer--Procedure for Tendering Shares" in the Offer to Purchase.

                                                       SIGN HERE


Number of Shares: ____________________

                                         --------------------------------------
Certificate Numbers (if available)                    Signature(s)


--------------------------------------   Dated: _______________________________


If shares will be tendered by book-      --------------------------------------
entry transfer:                                 (Name(s)) (Please Print)


Name of Tendering Institution            --------------------------------------
                                                       (Address)


--------------------------------------
                                         --------------------------------------

Account Number _______________________          (City, State, Zip Code)

                                         --------------------------------------
                                            (Area Code and Telephone Number)

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                                   GUARANTEE
                    (Not to be used for signature guarantee)

    The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or any other "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (a) that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (b) that such tender of Shares complies with Rule 14e-4 and (c) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal and certificates for the Shares to be tendered or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange, Inc. trading days of the date hereof.

 ------------------------------------    ------------------------------------
 (Name of Firm)                          (Address)


 ------------------------------------    ------------------------------------
 (Authorized Signature)                  (Zip Code)


 ------------------------------------    ------------------------------------
 (Name) (Please Print)                   (Area Code and Telephone Number)


 Dated: ______________, 2001.

       DO NOT SEND CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.

          CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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